SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                        Date of Report: March 30, 2006

                              Synergy Brands, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                            0-19409                   22-2993066
(State of incorporation)     (Commission File No.)           (IRS Employer
                                                            Identification No.)

                     223 UNDERHILL BLVD., SYOSSET, NY 11791
               (Address of principal executive offices) (zip code)

   Registrant's telephone number, including area code: 1-516-714-8200

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03  Creation of a Direct Financial Obligation.

Item 3.02 Unregistered Sales of Equity Securities.

In March 2006 the Company secured a $1.75 million debt financing with Laurus Master Fund, Ltd. with warrants attached, which debt amortizes based on a five year amortization period and carries an annual interest rate of 10%, all as further disclosed in the press release included herewith as Exhibit 99. The involved warrants were issued purusant to exemption from registration under the Securities Act of 1933 as amended as allowed under Section 4(2) thereof and the stock underlying the warrants is by the terms of the financing to be sought registration under the Act by the Company.

Item 7.01.  Regulation FD Disclosure.

On March 30, 2006 Synergy Brands, Inc. announced and commented upon its 2005 year end financial results anticipated to be disclosed in their 10K report filing for 2005. A Copy of the press release containing the announcement is included as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing information is provided pursuant to Item 7.01, "Regulation FD Disclosure," and Item 2.02 "Results of Operations and Financial Condition," on Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Synergy Brands, Inc.

                              By: /s/ Mair Faibish
                                  ----------------
                                      Mair Faibish
                             Chairman of the Board

                            By: /s/ Mitchell Gerstein
                                ---------------------
                                    Mitchell Gerstein
                              Chief Financial Officer

Dated:  March 30, 2006